UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2006

EQUITY ONE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.

 1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 947-1664

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01      Entry into a Material Definitive Agreement.

Employment Agreement with Gregory R. Andrews

On October 16, 2006, Equity One, Inc. (“Equity One” or the “Company”) entered into an employment agreement (the “Employment Agreement”) with Gregory R. Andrews which is effective as of November 15, 2006 (the “Effective Date”). Pursuant to the Employment Agreement, Mr. Andrews will serve as Consulting Financial Officer of the Company from the Effective Date through January 1, 2007 and as Chief Financial Officer for the balance of the term of the Employment Agreement. The initial term of the Employment Agreement ends December 31, 2010 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term (the “Employment Period”). During the Employment Period, Mr. Andrews will receive an annual base salary of not less than $350,000 (the “Base Salary”) and an annual cash bonus (the “Bonus”) based upon the achievement of certain performance levels established by the Company’s Compensation Committee (the “Compensation Committee”), including growth of earnings, funds from operations per share of Company stock, earnings per share of Company stock and the executive’s performance and contribution to increasing the funds from operations; provided however, that in no event will the Bonus be less than $175,000 ($21,575 for the 2006 calendar year).

On the Effective Date, the Company will grant Mr. Andrews:

•	12,500 shares of restricted stock, which shares vest pro rata over a four year period commencing on December 31, 2007; and

•
options to purchase 100,000 shares of the Company’s common stock with an exercise price equal to average closing price of the Company’s common stock during the 10 trading days immediately preceding the Effective Date and which vest pro rata over a four-year period commencing on December 31, 2007.

In addition, at the discretion of the Compensation Committee, Mr. Andrews will be entitled to additional annual incentive compensation (“Annual Incentive Award”) over the Employment Period; provided however, that in no event may any Annual Incentive Award be less favorable than a grant of options to purchase 100,000 shares of the Company’s common stock with an exercise price equal to average closing price of the Company’s common stock during the 10 trading days immediately preceding the grant date and 12,500 shares of restricted stock. Any such Annual Incentive Award shall vest pro rata over a four-year period commencing on the grant date.

Pursuant to the Employment Agreement, Mr. Andrews is eligible to receive an additional cash bonus (“Cash Incentive Bonus”) within 45 days after December 31, 2010 (or such shorter time as provided in the Employment Agreement) in an amount up to $3 million if the total shareholder return of the Company for the period commencing on the Effective Date and ending December 31, 2010 (or such shorter time as provided in the Employment Agreement): (a) exceeds the average total shareholder return of a group of peer companies by certain predetermined amounts and (b) equals or exceeds a certain predetermined amount.

The Employment Agreement provides that Mr. Andrews will be entitled to other customary fringe benefits and shall be reimbursed for all reasonable moving costs and expenses associated with his and his immediate family’s relocation to South Florida in an amount not to exceed $40,000.

If Mr. Andrews’s employment is terminated due to death or Disability (as defined in the Employment Agreement) other than following a “change of control” (as defined in the Employment Agreement), Mr. Andrews or his estate will be entitled to receive, in addition to accrued Base Salary, Bonus and vacation pay, a lump-sum payment as soon as practicable following the termination date equal to (a) either (i) his Base Salary and his average annual Bonus, if any, for the three most recently completed fiscal years or (ii) if less, his Base Salary payable for the balance of the Employment Period plus a pro rata portion of his average Bonus, if any, for the three most recently completed fiscal years, plus (b) the Cash Incentive Payment, if any earned. In addition, all stock options and shares of restricted stock which were to vest based on the passage of time shall fully vest as of the date of such termination.

If Mr. Andrews’s employment is terminated (a) by the Company “without Cause,” (b) by Mr. Andrews for “Good Reason” or (c) by Mr. Andrews’s resignation, death or Disability following a “change in control” (as such terms are defined in the Employment Agreement), Mr. Andrews will receive, in addition to accrued Base Salary, Bonus and vacation pay, a lump-sum payment equal to (i) two times the sum of his then-current Base Salary plus his average Bonus, if any, for the three most recently completed fiscal years plus (ii) the Cash Incentive Payment, if any earned. In addition, following any such termination, all options and restricted stock that were to vest based on the passage of time shall fully vest as of the date of termination. If, in the case of resignation, death or Disability following a “change of control,” the termination precedes the otherwise applicable end-date for a performance period for stock options or restricted stock granted to Mr. Andrews, a percentage of such stock options or restricted stock shall vest as of the date of termination equal to the period of time that has elapsed since the date of award of such stock options or restricted stock compared to the total time during the performance period stated in the award of such stock options or restricted stock.

In addition, if Mr. Andrews’s employment terminates for any reason other than Cause after the end of any fiscal year for which an annual Bonus is required under the Employment Agreement or for which objective performance criteria have been established, then Mr. Andrews will be entitled to receive that Bonus even if his termination preceded the payment date for such Bonus.

If any amounts and benefits paid to Mr. Andrews are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Andrews whole for the impact of such excise tax.

Mr. Andrews has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company and the solicitation of employees of the Company.

Chairman Compensation Agreement with Chaim Katzman

On October 17, 2006, the Company entered into a chairman compensation agreement (the “Chairman’s Agreement”) with Chaim Katzman which is effective as of January 1, 2007 (the “Commencement Date”). Pursuant to the Chairman’s Agreement, Mr. Katzman will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company from the Commencement Date through April 1, 2007 and as Chairman of the Board of Directors for the balance of the Term (as defined below). The initial term of the Chairman’s Agreement ends December 31, 2010 and will automatically renew for successive one-year periods unless either party gives the other written notice at least six months before the expiration of the applicable term (the “Term”). During the Term, the Company agreed to nominate Mr. Katzman for election by the Company’s stockholders to the Company’s board of directors.

In connection with the Chairman’s Agreement, and subject to the execution thereof, on September 23, 2006, Mr. Katzman was awarded an option to purchase 437,317 shares of the Company’s common stock at an exercise price of $24.12, which options vest in equal installments on December 31, 2007, 2008, 2009 and 2010. In addition, under the Chairman’s Agreement, Mr. Katzman will receive 300,000 shares of restricted stock on the Commencement Date, which shares also vest in equal installments on December 31, 2007, 2008, 2009 and 2010. Mr. Katzman is also eligible for an annual bonus in the discretion of the Compensation Committee.

Under the Chairman’s Agreement, the Company granted to Mr. Katzman the right and opportunity to register any or all securities (including stock options) of the Company held by Mr. Katzman at any time the Company proposes to register any of its securities under the Securities Act of 1933, as amended.

If the Chairman’s Agreement is terminated due to death or Disability (as defined in the Chairman’s Agreement) of Mr. Katzman other than following a “change of control” (as defined in the Chairman’s Agreement), Mr. Katzman or his estate will be entitled to receive an amount equal to his most recent bonus, if any, and all stock options and shares of restricted stock shall fully vest as of the date of such termination. If the Chairman’s Agreement is terminated (a) by the Company “without Cause,” (b) by Mr. Katzman for “Good Reason” or (c) voluntarily by Mr. Katzman or as the result of the death or Disability of Mr. Katzman following a “change in control” (as such terms are defined in the Chairman’s Agreement), Mr. Katzman will receive a lump-sum payment equal to three times the sum of (i) his most recent bonus, if any, (ii) the “value” of 75,000 shares of restricted stock (as determined under the Chairman’s Agreement) and (iii) the value of options to acquire 109,329 shares of Company common stock at $24.12 per share based on the Black Scholes formula. In addition, following any such termination, all options and restricted stock shall fully vest as of the date of termination or “change of control,” as the case may be.

If any amounts and benefits paid to Mr. Katzman are deemed to be “parachute payments” within the meaning of Section 280G of the Internal Revenue Code (the “Code”) and subject to the excise tax under Section 4999 of the Code, such payments will be “grossed up” to make Mr. Katzman whole for the impact of such excise tax.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 17, 2006, Equity One announced that Mr. Andrews will join the Company on November 15, 2007 and will serve as the Company’s next Chief Financial Officer. Howard M. Sipzner, the Company’s current Executive Vice President and Chief Financial Officer, has given notice that he does not intend to renew his employment agreement with the Company which expires on January 1, 2007 but will continue with the Company through year-end to facilitate the management transition.

Mr. Andrews, who is 44 years old, has served since 1997 as a Principal of Green Street Advisors, a research and consulting firm focusing on publicly traded real estate companies. From 1993 to 1997, Mr. Andrews served as Vice President of Bank of American in the corporate and commercial real estate lending divisions.

Other than as described in this Form 8-K, there are no arrangements or understandings between Mr. Andrews and any other person pursuant to which Mr. Andrews was selected as an officer of the Company, other than the Company’s compensation arrangements and plans for executive officers and the Company’s other policies and procedures which are generally applicable to executive officers.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which Mr. Andrews had a direct or indirect material interest.

The description of Mr. Andrews’s employment agreement described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c)  Exhibits

99.1 — Press Release dated October 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

   EQUITY ONE, INC.

Date:  October 20, 2006                       By:_/s/ Chaim Katzman
   Chaim Katzman
   Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Exhibit Title

99.1	Press Release dated October 17, 2006.